UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2012

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On March 12, 2012, Salix Pharmaceuticals, Ltd. entered into a note repurchase agreement with the holder of a majority in principal amount of its outstanding 5.5% Convertible Senior Notes due 2028. Pursuant to the agreement, Salix will use a portion of the proceeds from its planned convertible senior note offering (discussed in Item 7.01 of this report) to purchase from the holder approximately 37.1% of the 5.5% Convertible Senior Notes due 2028 on the closing date of this offering for an aggregate purchase price of approximately $120.4 million. In addition, for a period of 90 days after March 12, 2012, the holder, at its option, may require Salix to purchase its remaining 5.5% Convertible Senior Notes due 2028 at the same price, which represents approximately 37.1% of the 5.5% Convertible Senior Notes due 2028.

The description of the note repurchase agreement provided above is qualified in its entirety by reference to the full and complete terms contained in the note repurchase agreement, a copy of which will be filed as an exhibit to Salix’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2012 or sooner.

Item 7.01	Regulation FD Disclosure.

On March 13, 2012, Salix issued a press release announcing the pricing of its convertible senior notes to be sold to institutional investors. A copy of this press release is attached as Exhibit 99.1.

The information set forth under “Item 7.01 Regulation FD Disclosure” and in Exhibit 99.1 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by Salix as to the materiality of such information.

Item 8.01	Other Events.

A provision in the indenture governing Salix’s 5.5% Convertible Senior Notes due 2028 prohibits Salix or any of its subsidiaries from incurring any additional indebtedness, other than permitted debt, as defined in the indenture. This prohibition on the incurrence of additional indebtedness would prohibit Salix’s planned convertible senior note offering. To conduct the offering, Salix has obtained the consent of holders of the requisite principal amount of the 5.5% Convertible Senior Notes due 2028, which consent is conditional upon and will be effective on the closing of the planned convertible senior note offering. Salix intends to enter into a supplemental indenture with U.S. Bank National Association, the indenture trustee, pursuant to which the prohibition on the incurrence of additional debt will be deleted in its entirety from the indenture.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: March 13, 2012
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer